UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2024, the stockholders of Ecovyst Inc. (the “Company”) approved an amendment (the “Charter Amendment”) to the Company’s Second Restated Certificate of Incorporation, as amended and corrected (the “Charter”) to phase-out the Company’s classified Board of Directors (the “Board”) over a two-year period starting with the election of directors in 2025 and to permit stockholders to remove directors with or without cause beginning in 2027 when the Board is declassified. The Company filed the Charter Amendment, which was effective upon filing, with the Secretary of State of the State of Delaware on May 8, 2024. The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). There were 116,991,445 shares of the Company’s common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting, and 110,997,146 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. For more information about the proposals, please see the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission on April 8, 2024.

Proposal One: Each of the three Class I director nominees was elected to serve on the Company’s Board for a term of three years. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anna C. Catalano	100,037,275	3,678,306	7,281,565
Sarah Lorance	102,257,190	1,458,391	7,281,565
Donald Althoff	102,208,244	1,507,337	7,281,565

Proposal Two: The stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers (the “say-on-pay proposal”). The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
98,135,133	5,568,322	12,126	7,281,565

Proposal Three: The stockholders voted, on an advisory basis, to hold a say-on-pay proposal each year. The results of the advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
97,556,771	49,426	6,105,501	3,883	7,281,565

The Board considered the recommendation of the Company’s stockholders and intends to present a say-on-pay proposal to its stockholders each year until the next vote on the frequency of a say-on-pay proposal is held, which will be no later than the Company’s 2030 annual meeting of stockholders.

Proposal Four: The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 was ratified. The results of the vote were as follows:

For	Against	Abstain
110,844,000	101,053	52,093

Proposal four was a routine matter and, therefore, there were no broker non-votes relating to this proposal.

Proposal Five: The amendment of the Charter, to declassify the Board of the Company, was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
103,198,010	513,962	3,609	7,281,565

Item 8.01 Other Events.

As previously disclosed in the Company’s Amendment No. 1 to Form 8-K filed on May 9, 2024, the Board appointed Sarah Lorance as a member of the Audit Committee of the Board. In addition, on May 8, 2024, the Board appointed Kevin Fogarty as a member of the Compensation Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Restated Certificate of Incorporation of Ecovyst Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary